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                                                                    EXHIBIT 32.2

                WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER

                       Pursuant to 18 U.S.C. Section 1350
      as adopted pursuant to section 906 of the Sarbanes-Oxley act of 2002

Solely for the purposes of complying with 18 U.S.C. s.1350 as adopted pursuant to section 906 of the Sarbanes-Oxley act of 2002, I, the undersigned Chief Financial Officer of Segmentz, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2006, (the "Report") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2006

By: /s/ Mark Patterson
    -----------------------------------------
    Chief Financial Officer